Exhibit 99.1

Jazz Pharmaceuticals Announces Third Quarter 2009 Financial Results

•	Achieved Record Quarterly Net Product Sales of $30 Million

•	Raising Revenue Guidance for 2009

PALO ALTO, Calif., November 5, 2009 /PRNewswire-FirstCall/ — Jazz Pharmaceuticals, Inc. (Nasdaq: JAZZ) today announced financial results for the third quarter ended September 30, 2009.

Total revenues for the third quarter of 2009 were $30.8 million, compared to $17.7 million for the quarter ended September 30, 2008. XYREM® (sodium oxybate) oral solution net sales for the third quarter of 2009 were $25.0 million, compared to $14.2 million for the third quarter of 2008, and represented a 12% sequential increase over net sales of $22.4 million for the second quarter of 2009. Net sales of once-daily LUVOX CR® (fluvoxamine maleate) extended-release capsules were $5.0 million for the third quarter of 2009, compared to $2.0 million for the third quarter 2008, and represented a 20% sequential increase over net sales of $4.1 million for the second quarter of 2009. Total revenues for the third quarter of 2009 also included $0.8 million in royalties and contract revenue.

“Our sales team delivered another solid quarter for us with record numbers of XYREM and LUVOX CR prescriptions and net sales” said Bob Myers, President of Jazz Pharmaceuticals.

Research and development expenses for the third quarter of 2009 were $7.6 million, compared to $12.1 million for the third quarter of 2008. This reduction from $11.2 million for the second quarter of 2009 was primarily due to the completion of the second Phase III pivotal clinical efficacy trial for JZP-6, sodium oxybate for the treatment of fibromyalgia, in June of 2009. Jazz Pharmaceuticals expects to submit a New Drug Application for JZP-6 by the end of 2009.

Jazz Pharmaceuticals’ net loss for the third quarter of 2009 was $1.7 million, compared to a net loss of $28.8 million for the third quarter of 2008.

Jazz Pharmaceuticals is increasing its full-year 2009 guidance for XYREM and LUVOX CR net sales, and tightening its guidance for R&D expenses:

	Prior Guidance	Updated Guidance
• Total revenues	$112 – 122 million	$122 – 127 million

• XYREM net sales	$85 – 90 million	$92 – 95 million

• LUVOX CR net sales	$15 – 18 million	$17 – 19 million

• Contract revenues and royalties	$12 – 14 million	~ $13 million

• R&D expenses	$35 – 45 million	$36 – 40 million

“We have made impressive strides in transforming our business in 2009,” said Bruce Cozadd, Chairman and Chief Executive Officer of Jazz Pharmaceuticals. “In the first nine months of 2008, we had net product sales of $45.8 million and an operating loss of $118.6 million. In the first nine months of 2009, we achieved net product sales of $77.8 million and operating income of $4.5 million. Our commercial business continues to grow and we look forward to submitting our NDA for JZP-6 next month.”

Jazz Pharmaceuticals will host an investor conference call and live audio webcast to give a company update, as well as to discuss financial results and guidance, today (November 5, 2009) commencing at 5:00 p.m. Eastern Time/2:00 p.m. Pacific Time. The live webcast may be accessed from the Investors section of the Jazz Pharmaceuticals website at www.JazzPharmaceuticals.com. Please connect to the website prior to the start of the conference call to ensure adequate time for any software downloads that may be necessary. Investors may participate in the conference call by dialing 1-866-825-1692 in the U.S., or 1-617-213-8059 outside the U.S., and entering passcode 25459996.

An archived version of the webcast will be available through November 19, 2009. This replay can be accessed from the Investors section of the Jazz Pharmaceuticals’ website at www.JazzPharmaceuticals.com, or by calling 888-286-8010 in the U.S., or 617-801-6888 outside the U.S., and entering passcode 83883148.

About Jazz Pharmaceuticals, Inc.

Jazz Pharmaceuticals is a specialty pharmaceutical company focused on identifying, developing and commercializing innovative products to meet unmet medical needs in neurology and psychiatry. For further information see www.JazzPharmaceuticals.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements, including, but not limited to, statements related to Jazz Pharmaceuticals’ ability to appropriately grow net product sales, the expected New Drug Application submission date for the JZP-6 product candidate, and Jazz Pharmaceuticals’ full-year 2009 guidance. These forward-looking statements are based on the company’s current expectations and inherently involve significant risks and uncertainties. Jazz Pharmaceuticals’ actual results and the timing of events could differ materially from those anticipated in such forward looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to: Jazz Pharmaceuticals’ ability to increase sales of XYREM and LUVOX CR; Jazz Pharmaceuticals’ dependence on single source suppliers and manufacturers; the uncertain and time-consuming regulatory approval process for JZP-6; Jazz Pharmaceuticals’ cash flow estimates; Jazz Pharmaceuticals’ ability to use its net operating losses to offset taxes; competition; the holders of Jazz Pharmaceuticals’ senior secured notes attempting to accelerate the notes as a result of past events of default or Jazz Pharmaceuticals’ inability to comply with the terms of the agreement governing the senior secured notes on an ongoing basis; Jazz Pharmaceuticals’ future financial performance and financial position; and those risks detailed from time-to-time under the caption “Risk Factors” and elsewhere in Jazz Pharmaceuticals’ Securities and Exchange Commission filings and reports, including in its Quarterly Report on Form 10-Q for the quarter ended June 30, 2009 filed by Jazz Pharmaceuticals with the Securities and Exchange Commission on August 14, 2009. Jazz Pharmaceuticals undertakes no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events or changes in its expectations.

JAZZ PHARMACEUTICALS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Revenues:
Product sales, net	$29,992	$17,022	$77,789	$45,757
Royalties, net	532	440	1,522	1,308
Contract revenues	285	284	10,854	854

Total revenues	30,809	17,746	90,165	47,919
Operating expenses:
Cost of product sales	2,338	5,525	6,856	10,619
Research and development	7,644	12,149	30,244	55,274
Selling, general and administrative	15,061	24,329	42,934	91,218
Amortization of intangible assets	2,057	3,487	5,611	9,454

Total operating expenses	27,100	45,490	85,645	166,565

Income (loss) from operations	3,709	(27,744)	4,520	(118,646)
Interest income	2	353	29	1,700
Interest expense	(5,384)	(5,355)	(17,034)	(14,377)
Other income (expense), net	1	19	(4)	6
Gain on sale of product rights	—	3,918	—	3,918

Net loss	$(1,672)	$(28,809)	$(12,489)	$(127,399)

Net loss per share:
Basic and diluted	$(0.05)	$(1.07)	$(0.42)	$(5.12)

Weighted-average common shares used in computing net loss per share:
Basic and diluted	30,895	27,025	29,635	24,895

JAZZ PHARMACEUTICALS, INC. SUMMARY OF PRODUCT SALES, NET (In thousands) (Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Xyrem	$25,038	$14,234	$65,119	$37,980
Luvox CR	4,954	1,957	12,670	2,671
Antizol and Antizol-Vet (1)	—	831	—	5,106

Total	$29,992	$17,022	$77,789	$45,757

(1)	The Company sold its rights to and interests in Antizol and Antizol-Vet in August 2008.

JAZZ PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	September 30, 2009	December 31, 2008
ASSETS
Current assets:
Cash and cash equivalents	$12,230	$24,903
Restricted cash	950	1,913
Marketable securities	—	1,004
Accounts receivable	9,202	6,643
Inventories	4,532	4,788
Prepaid expenses	1,969	2,366
Other current assets	261	2,382

Total current assets	29,144	43,999
Property and equipment, net	1,444	2,514
Intangible assets, net	31,915	32,526
Goodwill	38,213	38,213
Other long-term assets	1,456	246

Total assets	$102,172	$117,498

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$5,240	$5,736
Accrued liabilities	21,370	19,024
Line of credit	3,000	3,875
Senior secured notes	—	118,534
Purchased product rights liability	6,000	14,000
Deferred revenue	2,500	12,322

Total current liabilities	38,110	173,491
Deferred rent	7	—
Purchased product rights liability, noncurrent	10,000	—
Deferred revenue, noncurrent	10,476	11,330
Liability under government settlement, noncurrent	10,658	13,063
Senior secured notes	115,363	—
Common stock subject to repurchase	—	12,492
Total stockholders’ deficit	(82,442)	(92,878)

Total liabilities and stockholders’ deficit	$102,172	$117,498

# # #

Contacts:

BCC Partners on behalf of Jazz Pharmaceuticals, Inc.

Karen L. Bergman, 650-575-1509

Michelle Corral, 415-794-8662

Jazz Pharmaceuticals, Inc.

Willie Quinn, Executive Director, Corporate Development

investorinfo@jazzpharmaceuticals.com